Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-83676, 33-95766, 333-40316, and 333-100420 of Columbia Banking System, Inc. on Form S-8 of our report dated March 12, 2004, appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Seattle, Washington

March 12, 2004